UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 16, 2007

VISION-SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20970	13-3430173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Ramland Road
Orangeburg, NY 10962
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code:   (845) 365-0600

9 Strathmore Road
Natick, Massachusetts 01760
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On January 16, 2007, Vision-Sciences, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Medtronic Xomed, Inc., a wholly-owned subsidiary of Medtronic, Inc. (“Medtronic”).  Pursuant to the Agreement, the Company will sell to Medtronic its two (2) existing manufacturing lines for the production of EndoSheath® products, free and clear of all liens.  Medtronic will assume and agree to perform only those liabilities and obligations that accrue for periods subsequent to the closing and all liabilities arising from Medtronic’s manufacture and sale of EndoSheath® products after the closing.  The Company retains liabilities accruing for periods prior to the closing including any claims against the Company.  Under the terms of the Agreement, Medtronic will pay the Company up to $34.0 million, of which $27.0 million will be payable at closing, plus up to an additional $4.0 million will be paid upon the achievement of certain post-closing milestones related to the transition of manufacturing capability to Medtronic, and an additional $3.0 million will be payable approximately 15 months after closing, assuming Vision-Sciences has complied with its obligations under the Asset Purchase Agreement, and that Medtronic has not made any claims based on the Company’s representations and warranties under the Asset Purchase Agreement.

The Agreement contains customary representations and warranties, covenants and closing conditions. In addition, the Company has agreed to a ten (10) year non-compete provision stating that it will not directly or indirectly own any interest in, control, or otherwise be associated with any company that designs, develops, manufactures or licenses a product that competes with the EndoSheath® products in the ENT field, though it may acquire up to two percent of any class of publicly traded securities of a competing company and the Company will not solicit or interfere with Medtronic’s relationships with customers or potential customers of a competing product or itself design, manufacture or sell a competing product.  Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the Agreement. In addition, Medtronic has agreed to indemnify the Company for any indemnifiable losses arising out or the operation of the EndoSheath® assets or manufacture and sale of EndoSheath® products after the closing date, including any product liability claims for those products sold by Medtronic but manufactured by the Company during the transition period.  The Company has agreed to indemnify Medtronic and its related parties for any pre-closing liabilities and any claim or alleged claims that the EndoSheath® products sold infringe any intellectual property rights of third parties.  Both parties have the option to terminate the Agreement if the closing does not occur within 120 days from the date the agreement is entered into, provided that the terminating party has not materially breached any obligations under the Agreement.

At closing, the Company will grant to Medtronic an exclusive, royalty-free, worldwide license to the Company’s EndoSheath® intellectual property, solely for use in making and selling sheath products within the field of ENT (otorhinolaryngology). The Company retains its exclusive rights to the Company’s EndoSheath® intellectual property in fields outside of ENT.  In addition, the Company will transfer its existing production lines of EndoSheath® ENT products to Medtronic’s facility in Jacksonville, Florida, under the terms of a transition services and manufacturing agreement.  The transaction also amends an existing Exclusive Distribution Agreement between the Company and Medtronic, pursuant to which Medtronic has been distributing the Company’s ENT Endoscope and EndoSheath® products in the United States and Canada since 2004.  The Amended and Restated Exclusive Distribution Agreement will allow Medtronic to distribute, market, and sell EndosSheath® products worldwide until Medtronic has established its own manufacturing capacity for EndoSheath® products.  Medtronic will additionally distribute, market, and sell Vision-Sciences’ ENT endoscope products worldwide, on a co-branded basis, through Medtronic’s dedicated sales force.

On January 16, 2007, the Company issued a press release announcing the asset sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

Although the Board of Directors of the Company does not believe that stockholder approval is required to complete this transaction, the Company has agreed to obtain stockholder approval or ratification of the transaction as a condition to Medtronic’s obligation to complete the transaction and to avoid any uncertainty regarding the need for stockholder approval of the asset sale.  The Company will file a proxy statement and other documents regarding the proposed asset sale with the U.S. Securities and Exchange Commission (“SEC”).  The definitive proxy statement will be sent to shareholders seeking their approval of the Agreement at a special meeting of shareholders. Shareholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. A proxy statement will be available free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting the Company.

Option Grant

On December 11, 2006, the Board of Directors of the Company approved a grant to Ron Hadani, the Chief Executive Officer and a director of the Company, of options to purchase 400,000 shares of the Company’s common stock, effective as of January 19, 2007 (the “Effective Date”).  The exercise price for such options shall be equal to the market price of the Company’s common stock on the closing of The Nasdaq Stock Market on the Effective Date.  The options shall vest in two installments based on certain milestones.  Such milestones represent target levels or other achievements with respect to specific quantitative or qualitative performance related factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Company and therefore have been omitted.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Vision-Sciences, Inc. on January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

Date: January 16, 2007	By:	/s/ Ron Hadani
Ron Hadani
President, Chief Executive Officer